UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 22, 2011

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 17, 2011, the Board of Directors (“Board”) of the Federal Home Loan Bank of Indianapolis (“Bank”) adopted the 2012 Director Compensation and Travel Expense Reimbursement Policy (“Policy”). The Policy provides for a Bank director (other than the Chair and Vice Chair) that attends all currently scheduled in-person meetings in 2012, subject to limited exceptions set forth in the Policy, to be paid a total of $75,000 plus reasonable travel expenses. The Policy provides for the Chair and Vice Chair to be paid a fee of $100,000 and $85,000, respectively, plus reasonable travel expenses. Further, the Policy provides for Committee Chairs to be paid an additional $10,000 in fees. Under the Policy, the total annual director fee is paid as a combination of a quarterly retainer fee and per-day attendance fees. The fees, terms and conditions set forth in the Policy are the same as those under the Bank's 2011 Director Compensation and Travel Reimbursement Policy. In accordance with Federal Housing Finance Agency (“Finance Agency”) regulations, the Policy, together with all supporting materials upon which the Board relied in determining the level of compensation and expenses to pay to its directors, will be provided to the Director of the Finance Agency for review.
A copy of the Policy is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

A copy of the Bank's 2012 Director Compensation and Travel Expense Reimbursement Policy is attached as Exhibit 10.1 and incorporated by reference in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 22, 2011

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/JONATHAN R. WEST
Jonathan R. West
Executive Vice President - Chief Operating Officer, Business Operations

By:	/s/K. LOWELL SHORT, JR.
K. Lowell Short, Jr.
Senior Vice President - Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	2012 Director Compensation and Travel Expense Reimbursement Policy